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                                                                     EXHIBIT 4.1

                 CERTIFICATE OF TRUST OF SUIZA CAPITAL TRUST II

         THIS Certificate of Trust of Suiza Capital Trust II (the "Trust") is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et. seq.).

     1. NAME. The name of the business trust formed hereby is Suiza Capital Trust II.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has duly executed this Certificate of Trust.

                                    WILMINGTON TRUST COMPANY,
                                    as trustee

                                    By:     /s/ W. Chris Sponenberg
                                       --------------------------------------
                                    Name:  W. Chris Sponenberg
                                         ------------------------------------
                                    Title:  Senior Financial Services Officer
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